                         NOTICE OF GUARANTEED DELIVERY

                    TO TENDER ALL OUTSTANDING COMMON SHARES

                                       OF

                               BAAN COMPANY N.V.

                       PURSUANT TO THE OFFER TO PURCHASE
                              DATED JUNE 14, 2000

                                       AT

                              E2.85 NET PER SHARE

                                       BY

                           INVENSYS HOLDINGS LIMITED
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                                  INVENSYS PLC

     As set forth under "Guaranteed Delivery" in Section 3 of the Offer to Purchase described below, this instrument or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for U.S. Registered Shares (as defined in the Offer to Purchase) are not immediately available or the certificates for U.S. Registered Shares and all other required documents cannot be delivered to Morgan Guaranty Trust Company of New York (the "U.S. Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or mailed to the U.S. Depositary.

                            The U.S. Depositary is:

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK

            By Mail:                           By Hand:                 By Overnight Mail or Courier:
     c/o EquiServe Corporate      c/o Securities Transfer & Reporting      c/o Colbent Management
         Reorganization                 Services, Inc. (STARS)            Corporate Reorganization
         P.O. Box 842007             100 William Street, Galleria            40 Campanelli Drive
      Boston, MA 02284-2007            New York, New York 10038              Braintree, MA 02184

                             Facsimile Copy Number:
                                 (781) 575-4826

                          For Confirmation Telephone:
                                 (781) 575-4816

                    The Information Agent for the Offer is:

                             D.F. KING & CO., INC.
                                77 Water Street
                            New York, New York 10005

                           For Information Telephone:
             In the U.S. and Canada Call Toll Free: (800) 359-5559
                    All Others Call Collect: (212) 269-5550

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in Instruction 1 of the Letter of Transmittal), such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

     THIS NOTICE OF GUARANTEED DELIVERY IS TO BE COMPLETED ONLY BY HOLDERS OF U.S. REGISTERED SHARES.

Ladies and Gentlemen:

     The undersigned hereby tenders to Invensys Holdings Limited, a private limited company organized under the laws of England and Wales ("Offeror"), or its permitted assigns, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 14, 2000 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in the related Letter of Transmittal (as any of the foregoing may be amended or supplemented from time to time, constitute the "Offer"), the number of issued shares indicated below, par value NLG 0.06 per share ("Shares"), of Baan Company N.V., a corporation organized under the laws of The Netherlands, that are held in the form of U.S. Registered Shares, pursuant to the guaranteed delivery procedure set forth under "Guaranteed Delivery" in Section 3 of the Offer to Purchase.

     The undersigned understands that payment for U.S. Registered Shares tendered pursuant to this Notice of Guaranteed Delivery and accepted pursuant to the Offer will in all cases be made only after timely receipt by the U.S. Depositary of Share certificates for (or of Book-Entry Confirmation with respect to) such tendered U.S. Registered Shares, a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees, or, in the case of a book-entry delivery, an Agent's Message, and any other documents required by the Letter of Transmittal. Accordingly, payment for tendered U.S. Registered Shares might not be made to all tendering shareholders at the same time, and will depend upon when Share certificates, or Book-Entry Confirmations of such tendered Shares, and such other documents are actually received by the U.S. Depositary.

Signature(s)
Name(s) of Record Holders
  --------------------                        Address(es)
                                              -------------------------------------
------------------------------------------    ------------------------------------------
(PLEASE TYPE OR PRINT)                                                          ZIP CODE
Number of Shares
  ------------------------------              Area Code and Tel. No(s).
                                              ---------------------
Certificate Nos. (if available)
                                              If Shares will be tendered by book-entry
                                              transfer, please provide a DTC Account Number:
------------------------------------------


------------------------------------------

------------------------------------------
                                              DTC Account Number
                                              -------------------------
Dated
      ----------------------------, 2000      ------------------------------------------

                         SPECIAL CURRENCY INSTRUCTIONS
                (SEE INSTRUCTION 8 OF THE LETTER OF TRANSMITTAL)

[ ] PAYMENT IN EUROS. If you wish to receive cash payments pursuant to the Offer in euros instead of U.S. dollars you must check this box and properly complete a Letter of Transmittal with respect to the Shares tendered hereby. IF YOU MAKE NO MARK IN THIS BOX, YOU WILL RECEIVE PAYMENTS PURSUANT TO THE OFFER IN U.S. DOLLARS.

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member in good standing of the Securities Transfer Agents Medallion Program, or a bank, broker, dealer, credit union or savings institution guarantees to deliver to the U.S. Depositary either the Share Certificates evidencing all tendered U.S. Registered Shares, in proper form for transfer, or to deliver U.S. Registered Shares pursuant to the procedure for book-entry transfer into the U.S. Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry delivery, an Agent's Message (as defined in the Offer to Purchase), and any other required documents, all within three Nasdaq/NMS trading days after the date hereof.

---------------------------------------------------       ---------------------------------------------------
                   NAME OF FIRM                           AUTHORIZED SIGNATURE
---------------------------------------------------       Name: -------------------------------------------
                      ADDRESS                             PLEASE TYPE OR PRINT
---------------------------------------------------       Title: --------------------------------------------
                     ZIP CODE                             Dated: , 2000
---------------------------------------------------
              AREA CODE AND TEL. NO.

NOTE: DO NOT SEND CERTIFICATES FOR U.S. REGISTERED SHARES WITH THIS NOTICE. CERTIFICATES FOR U.S. REGISTERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.